CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	January 30, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER 2011 RESULTS

Quarterly Highlights

▪	Net interest margin of 4.08%
▪	Growth in loans held to maturity of $107.1 million since September 30, 2011
▪	Deposit growth of $36.5 million since September 30, 2011
▪	Nonperforming assets decreased $10.3 million since September 30, 2011
▪	Expansion of mortgage operations in existing and new markets

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income (in millions)	$6.2	$6.5	$28.0	$23.8
Net income available to common stockholders (in millions)	5.2	5.2	20.4	18.6
Diluted earnings per common share	0.31	0.31	1.23	1.13

Return on average assets	0.49%	0.50%	0.50%	0.46%
Return on average common equity	7.77	8.06	7.77	7.51
Net interest margin	4.08	4.05	4.16	4.12

“We are very pleased to see net income increase by 18 percent to $28.0 million for the year. Heartland's favorable results continue to be driven by a solid net interest margin of 4.08 percent. This marks ten consecutive quarters with margin exceeding four percent.”
Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, January 30, 2012-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $6.2 million for the quarter ended December 31, 2011, which was a decrease from the $6.5 million recorded for the fourth quarter of 2010. Net income available to common stockholders was $5.2 million, or $0.31 per diluted common share, for the quarter ended December 31, 2011, compared to $5.2 million, or $0.31 per diluted common share, for the fourth quarter of 2010. Return on average common equity was 7.77 percent and return on average assets was 0.49 percent for the fourth quarter of 2011, compared to 8.06 percent and 0.50 percent, respectively, for the same quarter in 2010.

Earnings for the fourth quarter of 2011 in comparison to the fourth quarter of 2010 were positively affected by increases in net interest income, securities gains and gains on sale of loans, along with a lower provision for loan and lease losses and reduced losses on repossessed assets. The effect of these improvements was mitigated by a significant increase in salaries and employee benefits due to the expansion of mortgage operations in both new and existing markets.

Net income recorded for the year was $28.0 million in 2011, compared to $23.8 million in 2010, an increase of $4.2 million or 18 percent. Net income available to common stockholders was $20.4 million, or $1.23 per diluted common share, in 2011, compared to $18.6 million, or $1.13 per diluted common share, in 2010. Return on average common equity was 7.77 percent and return on average assets was 0.50 percent for 2011, compared to 7.51 percent and 0.46 percent, respectively, for 2010.

On September 15, 2011, Heartland joined the Small Business Lending Fund ("SBLF"). Simultaneous with receipt of the SBLF funds, Heartland redeemed the $81.7 million of preferred stock issued to the U.S. Treasury in December 2008 under the Capital Purchase Program, a part of the Troubled Asset Relief Program ("TARP"). As a result of this redemption, $2.6 million in remaining unamortized discount on preferred stock was recognized during the third quarter of 2011. Exclusive of this one-time event, net income available to common stockholders for the year 2011 would have been $23.0 million or $1.39 per diluted common share.

Annual earnings for 2011 compared to 2010 were positively affected by increased securities gains, gains on sale of loans and net interest income, combined with reductions in net losses on repossessed assets, FDIC insurance assessments and provision for loan and lease losses. The effect of these improvements was partially offset by increases in salaries and employee benefits, professional fees and other noninterest expenses.

Commenting on Heartland's results for 2011, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “We are very pleased to see net income increase by 18 percent to $28.0 million for the year. Heartland's favorable results continue to be driven by a solid net interest margin of 4.08 percent. This marks ten consecutive quarters with margin exceeding four percent.”

Net Interest Margin Remains Above 4.00 Percent

Net interest margin, expressed as a percentage of average earning assets, was 4.08 percent during the fourth quarter of 2011 compared to 4.05 percent for the fourth quarter of 2010. For the twelve months ended December 31, net interest margin was 4.16 percent during 2011 and 4.12 percent during 2010. The continuation of a net interest margin above 4.00 percent has been a direct result of Heartland's price discipline. Also positively affecting net interest margin was improvement in the level of nonaccrual loans not covered under loss share agreements, which had balances of $57.4 million or 2.31 percent of total loans and leases at December 31, 2011, and $90.6 million or 3.87 percent of total loans and leases at December 31, 2010.

Fuller said, “Our net interest margin was excellent throughout 2011, exceeding four percent each quarter. While we are certainly focused on loan growth, we recognize it will be difficult to maintain net interest margin at this level going forward. There is little room to move deposit rates lower, while competition for new loans and reinvestment rates on maturing securities continue to push asset yields lower.”

On a tax-equivalent basis, interest income in the fourth quarter of 2011 was $49.3 million compared to $50.0 million in the fourth quarter of 2010, a decrease of $723,000 or 1 percent. The $111.9 million or 3 percent growth in average earning assets during the fourth quarter of 2011 compared to the same period in 2010 was not enough to compensate for the decrease in the average interest rate earned on these assets which was 5.22 percent during the fourth quarter of 2011 compared to 5.46 percent during the fourth quarter of 2010. A majority of the reduction in the average interest rate earned was in the securities portfolio which earned 3.38 percent during the fourth quarter of 2011 compared to 3.85 percent during the fourth quarter of 2010. For the year, interest income on a tax-equivalent basis was $197.7 million in 2011 compared to $203.9 million in 2010, a decrease of $6.2 million or 3 percent. The $44.2 million or 1 percent growth in average earning assets during the year 2011 compared to the year 2010 was offset by the impact of a decrease in the average interest rate earned on these assets which was 5.43 percent during 2011 compared to 5.67 percent during 2010. As in the quarterly comparisons, the decrease in earning asset interest rates was primarily due to the decrease in the average interest rate earned on total securities which was 3.69 percent in 2011 compared to 4.17 percent in 2010.

Interest expense for the fourth quarter of 2011 was $10.8 million, a decrease of $2.1 million or 17 percent from $12.9 million in the fourth quarter of 2010. On a year-over-year comparative basis, interest expense decreased $9.6 million or 17 percent to $46.3 million during 2011 from $55.9 million during 2010. Average interest bearing liabilities decreased $29.1 million or 1 percent for the quarter ended December 31, 2011, as compared to the same quarter in 2010. For the year, average interest bearing liabilities decreased $106.0 million or 3 percent in 2011 compared to 2010. These decreases resulted primarily from an outflow of higher cost certificates of deposit and a reduction in other borrowings. The average interest rates paid on Heartland's interest bearing deposits and borrowings declined 26 basis points to 1.40 percent in the fourth quarter of 2011 from 1.66 percent in the fourth quarter of 2010. On a year-over-year comparative basis, the average interest rate paid on Heartland's deposits and borrowings declined 26 basis points to 1.53 percent in 2011 from 1.79 percent in 2010.

Net interest income on a tax-equivalent basis totaled $38.5 million during the fourth quarter of 2011, an increase of $1.4 million or 4 percent from the $37.1 million recorded during the fourth quarter of 2010. For the year 2011, net interest income on a tax-equivalent basis was $151.3 million, an increase of $3.3 million or 2 percent from the $148.0 million recorded during 2010.

Noninterest Income and Noninterest Expense Increase

Noninterest income was $19.0 million during the fourth quarter of 2011 compared to $18.3 million during the fourth quarter of 2010, an increase of $745,000 or 4 percent. . The categories contributing most significantly to the improvement in noninterest income were securities gains and gains on sale of loans. The increase in securities gains resulted from strategies described below to shift concentrations in the securities portfolio. The improvement in gains on sale of loans resulted primarily from better pricing received on the sale of these loans into the secondary market. Heartland began selling a majority of its originated 15- and 30- year, fixed rate residential mortgage loans under a bulk delivery method during the second quarter of 2011, instead of under an individual delivery method. At the same time, Heartland implemented a software tool to assist management with the identification of prudent strategies to hedge its locked rate pipeline position. As a consequence of these two initiatives, gains on sale of loans increased despite a decrease in the volume of loans sold, which totaled $208.5 million during the fourth quarter of 2011 in comparison to $259.0 million during the fourth quarter of 2010. The improvement in securities gains and gains on sale of loans was offset by a $19,000 valuation allowance in the fourth quarter of 2011 as opposed to a $1.2 million positive valuation adjustment in the fourth quarter of 2010 on mortgage servicing rights, reduced loan servicing income and a decrease in other noninterest income, primarily attributable to payment to the FDIC for recoveries on loans covered under loss share agreements and the receipt of $502,000 in life insurance proceeds during the fourth quarter of 2010.

For the year, noninterest income was $59.6 million in 2011 compared to $52.3 million in 2010, an increase of $7.3 million or 14 percent. Securities gains totaled $13.1 million for the year 2011 compared to $6.8 million for the year 2010. Volatility in the bond market provided opportunities in 2011 to swap securities from one sector of the portfolio to another without significantly changing the duration of the portfolio. One such strategy was the sale of taxable municipal bonds and the reinvestment into tax-exempt municipal bonds. Another strategy initiated in the second quarter of 2011 shifted a portion of the securities portfolio from agencies to treasuries and shorter-term mortgage-backed securities. Other categories contributing to the increase for the year-over-year comparative period were gains on sale of loans, service charges and fees, trust fees and brokerage and insurance commissions.

Loan servicing income decreased $319,000 or 14 percent for the fourth quarter of 2011 as compared to the fourth quarter of 2010 and $1.3 million or 18 percent for the year 2011 compared to the year 2010. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was $1.4 million during the fourth quarter of 2011 compared to $2.3 million during the fourth quarter of 2010 and amortization of mortgage servicing rights was $861,000 during the fourth quarter of 2011 compared to $1.5 million during the fourth quarter of 2010.

Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $932,000 during the fourth quarter of 2011 compared to $831,000 during the fourth quarter of 2010. The portfolio of mortgage loans serviced for others by Heartland totaled $1.54 billion at December 31, 2011, compared to $1.40 billion at December 31, 2010.

For the fourth quarter of 2011, noninterest expense totaled $40.2 million, an increase of $2.9 million or 8 percent from the same quarter of 2010. The primary contributor to this increase was the $5.2 million or 31 percent increase in salaries and employee benefits, a large portion of which resulted from the expansion of residential loan origination and the addition of personnel in the Heartland Mortgage and National Residential Mortgage unit. Full-time equivalent employees totaled 1,195 on December 31, 2011, compared to 1,065 on December 31, 2010. Also contributing to the increased salaries and employee benefits costs during the fourth quarter of 2011 was a decision to change the discretionary retirement plan contribution percentage to 5.00 percent of employee compensation instead of the 4.25 percent it was for 2010. Other noninterest expenses increased $835,000 or 23 percent primarily as a result of the establishment of a $613,000 repurchase reserve during the fourth quarter of 2011 for the potential buyback of mortgage loans sold into the secondary market. Offsetting, in part, these increases were a $458,000 or 35 percent reduction in FDIC insurance assessments and a $3.1 million or 42 percent reduction in net losses on repossessed assets.

For the year-over-year comparative period, noninterest expense totaled $137.3 million in 2011 compared to $129.2 million in 2010, an $8.1 million or 6 percent increase. Contributing to this increase in noninterest expense was a $12.1 million or 19 percent increase in salaries and employee benefits for the yearly comparative period, primarily attributable to the expansion of residential loan origination. Also contributing to the increase in noninterest expense was additional professional fees, primarily associated with the workout and disposition of nonperforming assets and the services provided to Heartland by third-party consultants, and increases in other noninterest expenses, a portion of which was associated with a writedown on land in Phoenix, Arizona, which had originally been purchased for branch expansion but has now been listed for sale, and establishment of the repurchase reserve for the potential buyback of mortgage loans. The effect of these increases was mitigated by a $1.7 million or 30 percent decrease in FDIC insurance assessments and a $5.5 million or 36 percent decrease in net losses on repossessed assets. Included in noninterest expense during 2010 was a $1.6 million goodwill impairment charge.

Fuller commented, “Our new Heartland Mortgage and National Residential unit has significantly expanded our mortgage origination capability, both within and outside of the Heartland footprint. We are optimistic that growth in the mortgage unit will result in increased net profit for the company.”

Heartland's effective tax rate was 26.89 percent for 2011 compared to 29.27 percent for 2010. Excluding a non-deductible goodwill impairment charge recorded in 2010, Heartland's effective tax rate was 27.91 percent for 2010. During the third quarter of 2011, Heartland's income taxes included a $404,000 refund for state taxes attributable to the 2007 and 2008 tax years. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $798,000 during 2011 compared to $554,000 during 2010. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 28.78 percent during 2011 compared to 27.29 percent during 2010. The tax-equivalent adjustment for this tax-exempt interest income was $5.9 million during 2011 compared to $4.9 million during 2010.

Loan Demand Strengthens; Deposit Growth Continues With Improving Mix

At December 31, 2011, total assets were $4.26 billion, an increase of $259.6 million or 6 percent, over total assets of $4.00 billion at December 31, 2010. Securities represented 30 percent of total assets at year-end 2011 compared to 32 percent at year-end 2010.

Total loans and leases, exclusive of those covered by loss share agreements, were $2.48 billion at December 31, 2011, compared to $2.34 billion at year-end 2010, an increase of $137.3 million or 6 percent. Commercial and commercial real estate loans, which totaled $1.81 billion at December 31, 2011, increased $90.5 million or 5 percent since year-end 2010. Residential mortgage loans, which totaled $194.4 million at December 31, 2011, increased $30.7 million or 19 percent since year-end 2010. Agricultural and agricultural real estate loans, which totaled $263.0 million at December 31, 2011, increased $12.0 million or 5 percent since year-end 2010. Consumer loans, which totaled $220.1 million at December 30, 2011, increased $5.6 million or 3 percent since year-end 2010.

“Loan demand picked up during the second half of the year with very good growth in the fourth quarter. Overall, loans increased 6 percent year-over-year. We believe this is the beginning of a positive trend toward sustained growth in quality loans.” added Fuller.

Fuller also noted, “Our participation in the Small Business Lending Fund provides added incentive for the Heartland banks to originate small business loans. Fueled by the potential of lower funding cost, we will provide affordable credit to small commercial and agricultural clients, which will in turn help to increase employment and assist the economic recovery in the communities we serve.”

Total deposits were $3.21 billion at December 31, 2011, compared to $3.03 billion at year-end 2010, an increase of $176.1 million or 6 percent. The composition of Heartland's deposits shifted from higher cost certificates of deposit to no cost demand deposits during 2011, as demand deposits increased $156.7 million or 27 percent since year-end 2010. Certificates of deposit, exclusive of brokered deposits, experienced a decrease of $103.8 million or 12 percent since year-end 2010. At December 31, 2011, brokered time deposits totaled $41.2 million or 1 percent of total deposits compared to $37.3 million or 1 percent of total deposits at December 31, 2010.

Fuller said, “Deposit growth also demonstrated steady improvement over the year. We continue to see a very favorable shift in our deposit mix through the growth of non-time deposits. An increase in demand deposits was effectively matched with a corresponding decrease in time deposits.”

Decrease in Allowance for Loan Losses; Decrease in Nonperforming Assets

The allowance for loan and lease losses at December 31, 2011, was 1.48 percent of loans and leases and 64.09 percent of nonperforming loans compared to 1.82 percent of loans and leases and 47.12 percent of nonperforming loans at December 31, 2010. The allowance for loan and lease losses as a percentage of loans and leases declined by year-end 2011 as several credit relationships considered impaired, for which specific reserves had been provided, were charged-off or transitioned to other real estate owned. The provision for loan losses was $7.8 million for the fourth quarter of 2011 compared to $8.9 million for the fourth quarter of 2010, a $1.1 million or 12 percent decrease. For the year, provision for loan losses was $29.4 million in 2011 compared to $32.5 million in 2010. Although the aggregate annual provision for loan losses has moderated, additions to the allowance for loan and lease losses continued during 2011 as the lack of significant economic recovery and the long-term affect of adverse economic conditions impacted individual credits and continued to impact the value of collateral when appraisals were obtained.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $57.4 million or 2.31 percent of total loans and leases at December 31, 2011, compared to $90.6 million or 3.87 percent of total loans and leases at December 31, 2010. Approximately 57 percent, or $32.7 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 15 borrowers, are primarily concentrated in Heartland's banks serving the Western states, with $8.8 million originated by Arizona Bank & Trust, $8.2 million originated by New Mexico Bank & Trust, $4.5 million originated by Wisconsin Community Bank, $4.5 million originated by Rocky Mountain Bank, $3.9 million originated by Riverside Community Bank and $2.8 million originated by Galena State Bank and Trust Company. The portion of Heartland's nonperforming loans covered by government guarantees was $2.7 million at December 31, 2011. The industry breakdown for nonperforming loans with individual balances exceeding $1.0 million, as identified using the North American Industry Classification System (NAICS), was $14.4 million for lot and land development and $6.7 million for construction and development. The remaining $11.6 million was distributed among seven other industry categories.

Delinquencies in each of the loan portfolios continue to be well-managed and no significant adverse trends were identified during 2011. Loans delinquent 30 to 89 days as a percent of total loans were 0.23 percent at December 31, 2011, compared to 0.54 percent at September 30, 2011, 0.60 percent at June 30, 2011, 0.61 percent at March 31, 2011, and 0.67 percent at December 31, 2010.

Other real estate owned was $44.4 million at December 31, 2011, compared to $32.0 million at December 31, 2010. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During 2011, $21.8 million of other real estate owned was sold, $5.4 million during the fourth quarter, $6.2 million during the third quarter, $4.9 million during the second quarter and $5.3 million during the first quarter.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the fourth quarter and year ended December 31, 2011:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
September 30, 2011	$76,515	$39,188	$398	$116,101
Loan foreclosures	(14,488)	14,072	416	—
Net loan charge offs	(15,171)	—	—	(15,171)
New nonperforming loans	21,634	—	—	21,634
Reduction of nonperforming loans(1)	(7,710)	—	—	(7,710)
OREO/Repossessed sales proceeds	—	(5,546)	(64)	(5,610)
OREO/Repossessed assets writedowns, net	—	(3,327)	(20)	(3,347)
Net activity at Citizens Finance Co.	—	—	(82)	(82)
December 31, 2011	$60,780	$44,387	$648	$105,815

(1) Includes principal reductions and transfers to performing status.

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2010	$95,498	$32,002	$302	$127,802
Loan foreclosures	(41,933)	41,272	661	—
Net loan charge offs	(35,250)	—	—	(35,250)
New nonperforming loans	75,676	—	—	75,676
Reduction of nonperforming loans(1)	(33,211)	—	—	(33,211)
OREO/Repossessed sales proceeds	—	(21,635)	(234)	(21,869)
OREO/Repossessed assets writedowns, net	—	(7,252)	(52)	(7,304)
Net activity at Citizens Finance Co.	—	—	(29)	(29)
December 31, 2011	$60,780	$44,387	$648	$105,815

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the fourth quarter of 2011 were $15.2 million compared to $10.9 million during the fourth quarter of 2010. Included in the fourth quarter 2011 net charge-offs was a $6.1 million charge-off on one credit relationship in the Midwest, which had been identified as impaired and fully reserved for in the third quarter of 2011. A large portion of the net charge-offs in both years was related to nonfarm nonresidential real estate and construction, land development and other land loans.

“During the quarter we made substantial headway in reducing nonperforming loans, which has been and continues to be Heartland's number one priority. Nonperforming loans ended the year at 2.3 percent of total loans, a decrease of 37 percent from their peak at year-end 2010. Additionally, delinquencies are at their lowest level in over three years. Compared to the high-water marks set earlier last year, our asset quality measures are moving in a very favorable direction,” Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 877-941-9205 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until January 28, 2013, by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.26 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Interest Income
Interest and fees on loans and leases	$37,764	$37,440	$149,603	$151,794
Interest on securities and other:
Taxable	6,375	7,889	28,195	34,507
Nontaxable	3,483	3,438	13,935	12,616
Interest on federal funds sold	—	—	3	1
Interest on deposits in other financial institutions	—	1	1	14
Total Interest Income	47,622	48,768	191,737	198,932
Interest Expense
Interest on deposits	6,495	8,524	29,224	38,272
Interest on short-term borrowings	204	330	893	1,160
Interest on other borrowings	4,086	4,068	16,226	16,448
Total Interest Expense	10,785	12,922	46,343	55,880
Net Interest Income	36,837	35,846	145,394	143,052
Provision for loan and lease losses	7,784	8,860	29,365	32,508
Net Interest Income After Provision for Loan and Lease Losses	29,053	26,986	116,029	110,544
Noninterest Income
Service charges and fees	3,686	3,537	14,303	13,900
Loan servicing income	2,004	2,323	5,932	7,232
Trust fees	2,337	2,428	9,856	9,206
Brokerage and insurance commissions	889	948	3,511	3,184
Securities gains, net	4,174	2,170	13,104	6,834
Gain (loss) on trading account securities	(125)	107	89	(91)
Gains on sale of loans	5,473	3,813	11,366	8,088
Valuation adjustment on mortgage servicing rights	(19)	1,239	(19)	—
Income on bank owned life insurance	407	463	1,349	1,466
Other noninterest income	212	1,265	86	2,510
Total Noninterest Income	19,038	18,293	59,577	52,329
Noninterest Expense
Salaries and employee benefits	22,135	16,892	75,537	63,391
Occupancy	2,368	2,339	9,363	9,121
Furniture and equipment	1,475	1,543	5,636	6,104
Professional fees	3,385	3,065	12,567	10,446
FDIC insurance assessments	848	1,306	3,777	5,441
Advertising	1,138	1,058	4,292	3,830
Intangible assets amortization	141	146	572	591
Goodwill impairment charge	—	—	—	1,639
Net loss on repossessed assets	4,255	7,345	9,807	15,264
Other noninterest expenses	4,458	3,623	15,745	13,412
Total Noninterest Expense	40,203	37,317	137,296	129,239
Income Before Income Taxes	7,888	7,962	38,310	33,634
Income taxes	1,671	1,464	10,302	9,846
Net Income	6,217	6,498	28,008	23,788
Net income attributable to noncontrolling interest, net of tax	31	35	36	115
Net Income Attributable to Heartland	6,248	6,533	28,044	23,903
Preferred dividends and discount	(1,021)	(1,336)	(7,640)	(5,344)
Net Income Available to Common Stockholders	$5,227	$5,197	$20,404	$18,559
Earnings per common share-diluted	$0.31	$0.31	$1.23	$1.13
Weighted average shares outstanding-diluted	16,599,741	16,515,657	16,575,506	16,461,679

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Interest Income
Interest and fees on loans and leases	$37,764	$37,393	$37,480	$36,966	$37,440
Interest on securities and other:
Taxable	6,375	6,826	7,583	7,411	7,889
Nontaxable	3,483	3,370	3,518	3,564	3,438
Interest on federal funds sold	—	2	1	—	—
Interest on deposits in other financial institutions	—	—	—	1	1
Total Interest Income	47,622	47,591	48,582	47,942	48,768
Interest Expense
Interest on deposits	6,495	7,028	7,675	8,026	8,524
Interest on short-term borrowings	204	205	225	259	330
Interest on other borrowings	4,086	4,123	4,081	3,936	4,068
Total Interest Expense	10,785	11,356	11,981	12,221	12,922
Net Interest Income	36,837	36,235	36,601	35,721	35,846
Provision for loan and lease losses	7,784	7,727	3,845	10,009	8,860
Net Interest Income After Provision for Loan and Lease Losses	29,053	28,508	32,756	25,712	26,986
Noninterest Income
Service charges and fees	3,686	3,657	3,599	3,361	3,537
Loan servicing income	2,004	1,081	1,298	1,549	2,323
Trust fees	2,337	2,384	2,656	2,479	2,428
Brokerage and insurance commissions	889	918	856	848	948
Securities gains, net	4,174	2,085	4,756	2,089	2,170
Gain (loss) on trading account securities	(125)	(83)	81	216	107
Gains on sale of loans	5,473	3,183	1,308	1,402	3,813
Valuation adjustment on mortgage servicing rights	(19)	—	—	—	1,239
Income on bank owned life insurance	407	208	331	403	463
Other noninterest income	212	(171)	(216)	261	1,265
Total Noninterest Income	19,038	13,262	14,669	12,608	18,293
Noninterest Expense
Salaries and employee benefits	22,135	17,736	17,480	18,186	16,892
Occupancy	2,368	2,396	2,213	2,386	2,339
Furniture and equipment	1,475	1,392	1,360	1,409	1,543
Professional fees	3,385	3,110	3,053	3,019	3,065
FDIC insurance assessments	848	798	786	1,345	1,306
Advertising	1,138	1,191	1,113	850	1,058
Intangible assets amortization	141	141	144	146	146
Goodwill impairment charge	—	—	—	—	—
Net loss on repossessed assets	4,255	1,409	2,511	1,632	7,345
Other noninterest expenses	4,458	3,690	3,683	3,914	3,623
Total Noninterest Expense	40,203	31,863	32,343	32,887	37,317
Income Before Income Taxes	7,888	9,907	15,082	5,433	7,962
Income taxes	1,671	2,549	4,870	1,212	1,464
Net Income	6,217	7,358	10,212	4,221	6,498
Net income (loss) attributable to noncontrolling interest, net of tax	31	(20)	9	16	35
Net Income Attributable to Heartland	6,248	7,338	10,221	4,237	6,533
Preferred dividends and discount	(1,021)	(3,947)	(1,336)	(1,336)	(1,336)
Net Income Available to Common Stockholders	$5,227	$3,391	$8,885	$2,901	$5,197
Earnings per common share-diluted	$0.31	$0.20	$0.54	$0.18	$0.31
Weighted average shares outstanding-diluted	16,599,741	16,585,021	16,568,701	16,557,353	16,515,657

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Assets
Cash and cash equivalents	$129,834	$81,605	$148,388	$86,278	$62,572
Securities	1,280,577	1,323,464	1,193,480	1,244,447	1,264,564
Loans held for sale	53,528	36,529	15,770	8,317	23,904
Loans and leases:
Held to maturity	2,481,284	2,374,186	2,351,785	2,360,604	2,343,987
Loans covered by loss share agreements	13,347	14,766	16,190	19,201	20,800
Allowance for loan and lease losses	(36,808)	(44,195)	(40,602)	(43,271)	(42,693)
Loans and leases, net	2,457,823	2,344,757	2,327,373	2,336,534	2,322,094
Premises, furniture and equipment, net	110,206	110,127	118,828	119,954	121,012
Goodwill	25,909	25,909	25,909	25,909	25,909
Other intangible assets, net	12,960	12,601	13,103	13,440	13,466
Cash surrender value on life insurance	67,084	66,654	66,425	66,073	61,981
Other real estate, net	44,387	39,188	39,075	35,007	32,002
FDIC indemnification asset	1,343	992	1,035	1,396	2,294
Other assets	75,392	70,853	61,231	66,019	69,657
Total Assets	$4,259,043	$4,112,679	$4,010,617	$4,003,374	$3,999,455
Liabilities and Equity
Liabilities
Deposits:
Demand	$737,323	$692,893	$649,523	$637,452	$580,589
Savings	1,678,154	1,654,417	1,557,053	1,569,993	1,558,998
Brokered time deposits	41,225	44,225	39,225	39,225	37,285
Other time deposits	753,411	782,079	834,884	835,704	857,176
Total deposits	3,210,113	3,173,614	3,080,685	3,082,374	3,034,048
Short-term borrowings	270,081	173,199	168,021	194,934	235,864
Other borrowings	372,820	375,976	379,718	365,281	362,527
Accrued expenses and other liabilities	53,136	36,667	36,643	28,393	35,232
Total Liabilities	3,906,150	3,759,456	3,665,067	3,670,982	3,667,671
Equity
Preferred equity	81,698	81,698	79,113	78,798	78,483
Common equity	268,520	268,819	263,769	250,918	250,608
Total Heartland Stockholders' Equity	350,218	350,517	342,882	329,716	329,091
Noncontrolling interest	2,675	2,706	2,668	2,676	2,693
Total Equity	352,893	353,223	345,550	332,392	331,784
Total Liabilities and Equity	$4,259,043	$4,112,679	$4,010,617	$4,003,374	$3,999,455
Common Share Data
Book value per common share	$16.30	$16.33	$16.04	$15.28	$15.26
ASC 320 effect on book value per common share	$0.97	$1.22	$0.86	$0.49	$0.60
Common shares outstanding, net of treasury stock	16,484,790	16,459,338	16,442,437	16,418,228	16,425,055
Tangible Capital Ratio (1)	5.69%	5.90%	5.92%	5.61%	5.60%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended		For the Year Ended
		12/31/2011	12/31/2010	12/31/2011	12/31/2010
Average Balances
Assets		4,197,916	4,091,276	4,071,811	4,030,382
Loans and leases, net of unearned		2,487,778	2,414,799	2,418,864	2,415,947
Deposits		3,215,793	3,075,193	3,114,080	3,039,928
Earning assets		3,749,612	3,637,735	3,639,926	3,595,690
Interest bearing liabilities		3,066,704	3,095,791	3,021,430	3,127,389
Common stockholders' equity		267,025	255,940	262,504	247,141
Total stockholders' equity		351,538	336,827	344,878	327,577
Tangible common stockholders' equity		239,394	227,696	234,630	217,451

Earnings Performance Ratios
Annualized return on average assets		0.49%	0.50%	0.50%	0.46%
Annualized return on average common equity		7.77%	8.06%	7.77%	7.51%
Annualized return on average common tangible equity		8.66%	9.06%	8.70%	8.53%
Annualized net interest margin(1)		4.08%	4.05%	4.16%	4.12%
Efficiency ratio(2)		75.29%	70.09%	69.41%	66.79%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Average Balances
Assets	$4,197,916	$4,063,327	$4,014,290	$4,009,863	$4,091,276
Loans and leases, net of unearned	2,487,778	2,399,047	2,388,088	2,399,656	2,414,799
Deposits	3,215,793	3,110,978	3,059,360	3,068,753	3,075,193
Earning assets	3,749,612	3,624,559	3,600,095	3,583,883	3,637,735
Interest bearing liabilities	3,066,704	3,002,868	3,004,928	3,010,629	3,095,791
Common stockholders' equity	267,025	270,696	260,334	251,833	255,940
Total stockholders' equity	351,538	353,003	341,797	333,016	336,827
Tangible common stockholders' equity	239,394	242,886	232,381	223,736	227,696

Earnings Performance Ratios
Annualized return on average assets	0.49%	0.33%	0.89%	0.29%	0.50%
Annualized return on average common equity	7.77%	4.97%	13.69%	4.67%	8.06%
Annualized return on average common tangible equity	8.66%	5.54%	15.34%	5.26%	9.06%
Annualized net interest margin (1)	4.08%	4.14%	4.23%	4.19%	4.05%
Efficiency ratio (2)	75.29%	65.07%	67.53%	69.17%	70.09%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,809,450	$1,725,586	$1,709,955	$1,727,530	$1,718,993
Residential mortgage	194,436	179,628	173,808	169,513	163,726
Agricultural and agricultural real estate	262,975	256,857	255,257	253,189	250,943
Consumer	220,099	217,007	217,263	214,682	214,515
Direct financing leases, net	450	604	667	876	981
Unearned discount and deferred loan fees	(6,126)	(5,496)	(5,165)	(5,186)	(5,171)
Total loans and leases held to maturity	$2,481,284	$2,374,186	$2,351,785	$2,360,604	$2,343,987
Loans covered under loss share agreements:
Commercial and commercial real estate	$6,380	$6,788	$7,315	$9,368	$10,056
Residential mortgage	4,158	4,410	4,747	5,291	5,792
Agricultural and agricultural real estate	1,659	2,139	2,298	2,628	2,723
Consumer	1,150	1,429	1,830	1,914	2,229
Total loans and leases covered under loss share agreements	$13,347	$14,766	$16,190	$19,201	$20,800
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$57,435	$72,629	$68,110	$87,970	$90,512
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	3,038	85
Other real estate owned	43,506	38,640	38,642	34,532	31,731
Other repossessed assets	648	398	188	223	302
Total nonperforming assets not covered under loss share agreements	$101,589	$111,667	$106,940	$125,763	$122,630
Covered under loss share agreements:
Nonaccrual loans	$3,345	$3,886	$4,480	$4,564	$4,901
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	881	548	433	475	271
Other repossessed assets	—	—	—	—	—
Total nonperforming assets covered under loss share agreements	$4,226	$4,434	$4,913	$5,039	$5,172
Allowance for Loan and Lease Losses
Balance, beginning of period	$44,195	$40,602	$43,271	$42,693	$44,732
Provision for loan and lease losses	7,784	7,727	3,845	10,009	8,860
Charge-offs on loans not covered by loss share agreements	(15,616)	(5,985)	(8,076)	(9,785)	(11,133)
Charge-offs on loans covered by loss share agreements	(5)	(168)	(107)	(238)	(445)
Recoveries	450	2,019	1,669	592	679
Balance, end of period	$36,808	$44,195	$40,602	$43,271	$42,693
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	2.31%	3.06%	2.90%	3.86%	3.87%
Ratio of nonperforming assets to total assets	2.39%	2.72%	2.67%	3.14%	3.07%
Annualized ratio of net loan charge-offs to average loans and leases	2.42%	0.66%	1.08%	1.59%	1.79%
Allowance for loan and lease losses as a percent of loans and leases	1.48%	1.86%	1.73%	1.83%	1.82%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	64.09%	60.85%	59.61%	47.55%	47.12%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2011			December 31, 2010
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$993,038	$6,375	2.55%	$975,587	$7,889	3.21%
Nontaxable(1)	310,324	4,743	6.06	287,595	4,375	6.04
Total securities	1,303,362	11,118	3.38	1,263,182	12,264	3.85
Interest bearing deposits	2,065	—	—	3,179	1	0.12
Federal funds sold	73	—	—	742	—	—
Loans and leases:
Commercial and commercial real estate (1)	1,788,884	24,827	5.51	1,730,992	24,867	5.70
Residential mortgage	225,701	2,630	4.62	210,155	2,669	5.04
Agricultural and agricultural real estate (1)	254,555	3,833	5.97	255,061	3,862	6.01
Consumer	218,117	5,347	9.73	217,488	4,998	9.12
Direct financing leases, net	521	7	5.33	1,103	16	5.76
Fees on loans	—	1,560	—	—	1,368	—
Less: allowance for loan and lease losses	(43,666)	—	—	(44,167)	—	—
Net loans and leases	2,444,112	38,204	6.20	2,370,632	37,780	6.32
Total earning assets	3,749,612	49,322	5.22%	3,637,735	50,045	5.46%
Nonearning Assets	448,304			453,541
Total Assets	$4,197,916	$49,322		$4,091,276	$50,045
Interest Bearing Liabilities
Savings	$1,662,065	$1,972	0.47	$1,558,542	$2,747	0.70
Time, $100,000 and over	257,186	1,336	2.06	277,373	1,744	2.49
Other time deposits	557,930	3,187	2.27	628,511	4,033	2.55
Short-term borrowings	215,473	204	0.38	224,483	330	0.58
Other borrowings	374,050	4,086	4.33	406,882	4,068	3.97
Total interest bearing liabilities	3,066,704	10,785	1.40%	3,095,791	12,922	1.66%
Noninterest Bearing Liabilities
Noninterest bearing deposits	738,612			610,767
Accrued interest and other liabilities	41,062			47,891
Total noninterest bearing liabilities	779,674			658,658
Stockholders' Equity	351,538			336,827
Total Liabilities and Stockholders' Equity	$4,197,916			$4,091,276
Net interest income (1)		$38,537			$37,123
Net interest spread (1)			3.82%			3.80%
Net interest income to total earning assets (1)			4.08%			4.05%
Interest bearing liabilities to earning assets	81.79%			85.10%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2011			December 31, 2010
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,038,172	$28,195	2.72%	$956,976	$34,507	3.61%
Nontaxable (1)	221,974	18,262	8.23	264,307	16,408	6.21
Total securities	1,260,146	46,457	3.69	1,221,283	50,915	4.17
Interest bearing deposits	3,179	3	0.09	3,541	14	0.40
Federal funds sold	430	1	0.23	667	1	0.15
Loans and leases:
Commercial and commercial real estate (1)	1,747,968	99,986	5.72	1,727,548	101,720	5.89
Residential mortgage	198,312	10,172	5.13	203,596	10,663	5.24
Agricultural and agricultural real estate (1)	255,615	15,553	6.08	258,943	15,966	6.17
Consumer	216,268	20,526	9.49	224,288	20,052	8.94
Direct financing leases, net	701	38	5.42	1,572	92	5.85
Fees on loans	—	4,939	—	—	4,452	—
Less: allowance for loan and lease losses	(42,693)	—	—	(45,748)	—	—
Net loans and leases	2,376,171	151,214	6.36	2,370,199	152,945	6.45
Total earning assets	3,639,926	197,675	5.43%	3,595,690	203,875	5.67%
Nonearning Assets	431,885			434,692
Total Assets	$4,071,811	$197,675		$4,030,382	$203,875
Interest Bearing Liabilities
Savings	$1,589,697	$9,090	0.57	$1,557,658	$13,677	0.88
Time, $100,000 and over	265,664	5,928	2.23	296,325	7,534	2.54
Other time deposits	590,767	14,206	2.40	649,892	17,061	2.63
Short-term borrowings	202,183	893	0.44	200,389	1,160	0.58
Other borrowings	373,119	16,226	4.35	423,125	16,448	3.89
Total interest bearing liabilities	3,021,430	46,343	1.53%	3,127,389	55,880	1.79%
Noninterest Bearing Liabilities
Noninterest bearing deposits	667,952			536,053
Accrued interest and other liabilities	37,551			39,363
Total noninterest bearing liabilities	705,503			575,416
Stockholders' Equity	344,878			327,577
Total Liabilities and Stockholders' Equity	$4,071,811			$4,030,382
Net interest income (1)		$151,332			$147,995
Net interest spread (1)			3.90%			3.88%
Net interest income to total earning assets (1)			4.16%			4.12%
Interest bearing liabilities to earning assets	83.01%			86.98%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Total Assets
Dubuque Bank and Trust Company	$1,381,674	$1,275,116	$1,294,654	$1,270,387	$1,247,297
New Mexico Bank & Trust	974,943	921,973	891,609	880,980	913,776
Wisconsin Community Bank	519,491	486,319	453,427	469,305	474,366
Rocky Mountain Bank	434,565	425,132	419,697	417,846	417,781
Riverside Community Bank	318,892	316,945	322,601	302,057	290,018
Galena State Bank & Trust Co.	283,821	294,299	296,318	275,807	278,353
Arizona Bank & Trust	225,807	221,481	222,148	231,020	223,574
Summit Bank & Trust	100,994	99,528	95,130	93,600	95,414
Minnesota Bank & Trust	81,457	75,021	67,594	62,251	58,386
Total Deposits
Dubuque Bank and Trust Company	$938,000	$929,854	$892,526	$935,424	$902,849
New Mexico Bank & Trust	690,293	681,413	674,096	659,373	646,302
Wisconsin Community Bank	429,062	402,957	371,037	374,758	392,432
Rocky Mountain Bank	365,373	356,353	349,299	348,723	347,924
Riverside Community Bank	264,699	268,432	271,553	245,639	241,184
Galena State Bank & Trust Co.	243,639	255,006	257,413	239,445	236,647
Arizona Bank & Trust	177,457	179,369	179,885	188,415	183,279
Summit Bank & Trust	81,224	85,431	80,793	80,327	81,024
Minnesota Bank & Trust	66,875	57,058	50,091	46,205	44,278
Net Income (Loss)
Dubuque Bank and Trust Company	$4,846	$5,602	$6,132	$4,958	$3,972
New Mexico Bank & Trust	2,197	1,509	2,505	958	3,098
Wisconsin Community Bank	2,313	2,443	1,882	1,466	1,581
Rocky Mountain Bank	493	780	646	(630)	1,393
Riverside Community Bank	800	(339)	953	(212)	190
Galena State Bank & Trust Co.	1,139	941	1,113	579	1,000
Arizona Bank & Trust	(1,202)	(960)	546	(1,452)	(231)
Summit Bank & Trust	(154)	(160)	116	(604)	(208)
Minnesota Bank & Trust	(157)	102	(45)	(81)	(178)
Return on Average Assets
Dubuque Bank and Trust Company	1.44%	1.74%	1.92%	1.60%	1.18%
New Mexico Bank & Trust	0.93	0.65	1.11	0.43	1.33
Wisconsin Community Bank	1.83	2.05	1.63	1.26	1.31
Rocky Mountain Bank	0.45	0.73	0.61	(0.61)	1.27
Riverside Community Bank	0.98	(0.42)	1.24	(0.28)	0.25
Galena State Bank & Trust Co.	1.54	1.28	1.61	0.85	1.39
Arizona Bank & Trust	(2.13)	(1.72)	0.94	(2.58)	(0.38)
Summit Bank & Trust	(0.63)	(0.66)	0.49	(2.59)	(0.84)
Minnesota Bank & Trust	(0.77)	0.56	(0.25)	(0.53)	(1.23)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	4.00%	4.01%	3.62%	3.59%	3.83%
New Mexico Bank & Trust	3.85	4.10	4.33	4.34	4.00
Wisconsin Community Bank	4.30	4.33	4.60	4.57	4.26
Rocky Mountain Bank	4.06	4.03	3.85	3.91	3.76
Riverside Community Bank	3.64	3.58	3.90	4.01	4.38
Galena State Bank and Trust Co.	3.69	3.55	3.86	3.73	3.60
Arizona Bank & Trust	4.06	4.10	4.52	4.25	3.72
Summit Bank & Trust	3.41	3.84	3.33	2.99	2.78
Minnesota Bank & Trust	4.56	4.82	4.55	4.75	4.07

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$778,467	$731,356	$730,802	$748,354	$734,226
New Mexico Bank & Trust	508,874	507,416	506,810	513,568	513,658
Wisconsin Community Bank	333,112	318,906	314,432	320,841	320,711
Rocky Mountain Bank	256,704	250,728	247,718	238,201	246,213
Riverside Community Bank	155,320	155,995	157,901	161,238	162,706
Galena State Bank and Trust Co.	157,398	143,680	138,726	136,210	137,153
Arizona Bank & Trust	146,346	137,356	137,853	134,254	124,388
Summit Bank & Trust	62,422	53,402	52,570	47,024	48,020
Minnesota Bank & Trust	58,058	50,545	43,109	40,197	36,013
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,365	$10,087	$10,148	$11,984	$12,432
New Mexico Bank & Trust	6,633	10,271	8,405	7,277	7,704
Wisconsin Community Bank	3,458	3,288	3,637	3,369	3,847
Rocky Mountain Bank	3,865	3,953	4,074	4,425	3,779
Riverside Community Bank	2,834	4,770	2,702	3,693	3,524
Galena State Bank & Trust Co.	1,835	1,956	2,077	2,278	1,811
Arizona Bank & Trust	4,627	5,590	5,502	6,018	5,407
Summit Bank & Trust	1,012	1,108	1,091	1,103	1,271
Minnesota Bank & Trust	588	507	449	636	565
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$3,634	$4,298	$4,910	$12,897	$7,511
New Mexico Bank & Trust	15,161	15,404	16,053	15,979	20,753
Wisconsin Community Bank	8,074	11,871	10,359	11,776	12,702
Rocky Mountain Bank	8,662	14,180	16,971	18,303	21,406
Riverside Community Bank	6,729	5,870	5,962	11,443	7,611
Galena State Bank & Trust Co.	3,853	5,309	5,182	6,259	5,308
Arizona Bank & Trust	7,927	10,811	4,054	6,959	8,797
Summit Bank & Trust	2,848	4,159	3,905	4,527	5,965
Minnesota Bank & Trust	6	6	110	2,229	8
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.20%	1.38%	1.39%	1.60%	1.69%
New Mexico Bank & Trust	1.30	2.02	1.66	1.42	1.50
Wisconsin Community Bank	1.04	1.03	1.16	1.05	1.20
Rocky Mountain Bank	1.51	1.58	1.64	1.86	1.53
Riverside Community Bank	1.82	3.06	1.71	2.29	2.17
Galena State Bank & Trust Co.	1.17	1.36	1.50	1.67	1.32
Arizona Bank & Trust	3.16	4.07	3.99	4.48	4.35
Summit Bank & Trust	1.62	2.07	2.08	2.35	2.65
Minnesota Bank & Trust	1.01	1.00	1.04	1.58	1.57